ACP Funds Trust SC TO-I

Exhibit (a)(1)(vi)

INSTRUCTIONS REGARDING THE OFFER BY
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ACP Funds Trust Offer to Repurchase
Up to twenty-five percent (25%) of the issued and outstanding Shares of the
ACP Advantage Series Strategic Opportunities Fund and

Up to fifteen percent (15%) of the issued and outstanding Shares of the
ACP Institutional Series Strategic Opportunities Fund
at Net Asset Value in exchange for cash

DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR SHARES FOR REPURCHASE.

Please consult with your Financial Intermediary before completing this form.
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Pinnacle Fund Administration, LLC must receive your Shares from your Financial Intermediary no later than 12:00 midnight Eastern Standard Time on August 1, 2011 (the “Expiration Date”), unless the Offer to Repurchase is extended).
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The undersigned acknowledge(s) receipt of the Offer to Repurchase, dated July 1, 2011 and the Letter of Transmittal in connection with the offer to Shareholders by _____________ (the “Fund”), a series of ACP Funds Trust, a Delaware Statutory Trust registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company, to tender their Shares for the repurchase at net asset value up to 25% of the shares of beneficial interest (the “Shares”) of the ACP Advantage Series Strategic Opportunities Fund and to repurchase at net asset value up to fifteen percent (15%) of the shares of beneficial interest (the “Shares”) of the ACP Institutional Series Strategic Opportunities Fund as of the Expiration Date.  The undersigned hereby requests the purchase of the Shares designated below, in accordance with the terms and conditions of the Offer to Repurchase and Letter of Transmittal, which together, as amended from time to time constitute the Repurchase Offer.

Number of Shares Tendered for Participation in Repurchase Offer: _____

Name of Fund	Date

Name of Registered Shareholder (s)	Name of Registered Shareholder(s)
(Please Type or Print)	(Please Type or Print)

Authorized Signature	Authorized Signature

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number